Exhibit 99.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) dated effective as of August 17, 2020 is among Forward Industries, Inc., a New York corporation (“Forward”), solely for purposes of Sections 1.7, 1.8(e), Article IV, Sections 5.1, 5.2, 5.3, 5.6(d), 5.11, 5.13, Article VI, Article VII, Article VIII and Article IX, Kablooe, Inc., a New York corporation (“Newco”), Kablooe Design, Inc., a Minnesota corporation (the “Company”), and the Company’s sole shareholder, Tom KraMer (the “Owner”). Forward, Newco, the Company and the Owner may be referred to herein each as a “Party” and collectively as the “Parties”. Capitalized terms used herein, and not otherwise defined in this Agreement, are defined in Article VIII.

RECITALS

A.              The Owner owns all of the issued and outstanding stock of the Company.

B.               The Company is engaged in the business of providing medical device design and development services (the “Business”) located at 8560 Cottonwood Street NW #100, Minneapolis, Minnesota 55433.

C.               Forward owns all of the issued and outstanding equity interests of Newco.

D.              The Company wishes to sell and assign to Newco, and Newco wishes to purchase and assume from the Company, all or substantially all of the assets, and certain specified liabilities, of the Business, subject to the terms and conditions set forth herein.

AGREEMENTS

In consideration of the mutual covenants, promises, terms, and conditions contained in this Agreement, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties, therefore, agree as follows:

Article I
PURCHASE AND SALE

1.1           Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, at the Closing, the Company shall sell, assign, transfer, convey and deliver to Newco, and Newco shall purchase from the Company, free and clear of any Encumbrances other than Permitted Encumbrances, all of the Company’s right, title and interest in, to and under all of the assets, properties and rights of every kind and nature, whether real, personal or mixed, tangible or intangible (including goodwill), wherever located and whether now existing or hereafter acquired (other than the Excluded Assets), which relate to, or are used or held for use in connection with, the Business (collectively, the “Purchased Assets”), including, without limitation, the following:

(a)              all accounts or notes receivable held by the Company, and any security, claim, remedy or other right related to any of the foregoing (“Accounts Receivable”);

(b)             all inventory, finished goods, raw materials, work in progress, packaging, supplies, parts and other inventories (“Inventory”);

(c)             all Contracts, including Company Intellectual Property Agreements, set forth in Section 1.1(c) of the Disclosure Schedules (the “Assigned Contracts”);

(d)             all Company Intellectual Property;

(e)             all furniture, fixtures, equipment, machinery, tools, vehicles, office equipment, supplies, computers, telephones and other tangible personal property;

(f)              all owned and leased Real Property;

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(g)             all Permits which are held by the Company and required for the conduct of the Business as currently conducted or for the ownership and use of the Purchased Assets, including, without limitation, those listed on Section 2.12 of the Disclosure Schedules, but solely to the extent assignable;

(h)             all rights to any Actions of any nature available to or being pursued by the Company to the extent related to the Business, the Purchased Assets or the Assumed Liabilities, whether arising by way of counterclaim or otherwise;

(i)               all prepaid expenses, credits, advance payments, claims, security, refunds, rights of recovery, rights of set-off, rights of recoupment, deposits, charges, sums and fees;

(j)               all of the Company’s rights under warranties, indemnities and all similar rights against Third-Parties to the extent related to any Purchased Assets;

(k)             all insurance benefits, including rights and proceeds, arising from or relating to the Business, the Purchased Assets or the Assumed Liabilities;

(l)              originals, or where not available, copies, of all books and records, including, but not limited to, books of account, ledgers and general, financial and accounting records, machinery and equipment maintenance files, customer lists, customer purchasing histories, price lists, distribution lists, supplier lists, production data, quality control records and procedures, customer complaints and inquiry files, research and development files, records and data, sales material and records (including, pricing history, total sales, terms and conditions of sale, sales and pricing policies and practices), strategic plans, internal financial statements, marketing and promotional surveys, material and research and files relating to the Intellectual Property and the Intellectual Property Agreements;

(m)            all goodwill and records evidencing the going concern value of the Business; and

(n)             all Cash Equivalents attributable to the Company through the Closing Date.

1.2          Excluded Assets. Notwithstanding the foregoing, the Purchased Assets shall not include the following assets (collectively, the “Excluded Assets”):

(a)              the Contracts set forth in Section 1.2(a) of the Disclosure Schedules (the “Excluded Contracts”);

(b)             the corporate seals, organizational documents, minute books, stock books, Tax Returns, books of account or other records having to do with the corporate organization of the Company;

(c)             all Employee Benefit Plans and assets attributable thereto;

(d)             the assets, properties and rights specifically set forth on Section 1.2(d) of the Disclosure Schedules;

(e)             the rights which accrue or will accrue to the Company under this Agreement and the Ancillary Documents; and

(f)              the Company’s motor vehicle, which as of the date of this Agreement, is utilized by Owner.

1.3          Assumed Liabilities. Subject to the terms and conditions set forth herein, Newco shall assume and agree to pay, perform and discharge only the following Liabilities of the Company and/or Owner (collectively, the “Assumed Liabilities”), and no other Liabilities:

(a)             all trade accounts payable of the Company to Third-Parties in connection with the Business that remain unpaid and are not delinquent as of the Closing Date and that either are reflected on the Interim Balance Sheet Date or arose in the ordinary course of business consistent with past practice since the Interim Balance Sheet Date;

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(b)             all Liabilities in respect of the Assigned Contracts but only to the extent that such Liabilities thereunder are required to be performed after the Closing Date, were incurred in the ordinary course of business and do not relate to any failure to perform, improper performance, warranty or other breach, default or violation by the Company on or prior to the Closing; and

(c)             those Liabilities of the Company and/or Owner set forth on Section 1.3(c) of the Disclosure Schedules (the “Scheduled Liabilities”).

1.4          Excluded Liabilities. Notwithstanding the provisions of Section 1.3 or any other provision in this Agreement to the contrary, Newco shall not assume and shall not be responsible to pay, perform or discharge any Liabilities of the Company or any of its Affiliates of any kind or nature whatsoever other than the Assumed Liabilities (the “Excluded Liabilities”). The Company shall, and shall cause each of its Affiliates to, pay and satisfy in due course all Excluded Liabilities which they are obligated to pay and satisfy. Without limiting the generality of the foregoing, the Excluded Liabilities shall include, but not be limited to, the following:

(a)             any Liabilities of the Company arising or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, including, without limitation, fees and expenses of counsel, accountants, consultants, advisers and others;

(b)             any Liability for (i) Taxes of the Company (or any shareholder or Affiliate of the Company) or relating to the Business, the Purchased Assets or the Assumed Liabilities for any pre-Closing Tax period; (ii) Taxes that arise out of the consummation of the transactions contemplated hereby or that are the responsibility of the Company; or (iii) other Taxes of the Company (or any shareholder or Affiliate of the Company) of any kind or description (including any Liability for Taxes of the Company (or any shareholder or Affiliate of the Company) that becomes a Liability of Newco under any common law doctrine of de facto merger or transferee or successor liability or otherwise by operation of contract or Law);

(c)             any Liabilities relating to or arising out of the Excluded Assets;

(d)             any Liabilities in respect of any pending or threatened Action arising out of, relating to or otherwise in respect of the operation of the Business or the Purchased Assets to the extent such Action relates to such operation on or prior to the Closing Date;

(e)             any claim for injury to a Person or property which arises out of or is based upon the use by Persons of the Real Property or while an invitee or trespasser on the Real Property resulting from actions and/or failures to act prior to the Closing;

(f)              any Liabilities of the Company arising under or in connection with any Employee Benefit Plan providing benefits to any present or former employee of the Company;

(g)             any Liabilities to any Governmental Authority arising from actions and/or failures to act prior to the Closing Date;

(h)             any Environmental Claims, or Liabilities under Environmental Laws, to the extent arising out of or relating to facts, circumstances or conditions existing on or prior to the Closing Date or otherwise to the extent arising from actions and/or failures to act prior to the Closing Date;

(i)              any Liabilities to indemnify, reimburse or advance amounts to any present or former officer, director, employee, independent contractor or agent of the Company (including with respect to any breach of fiduciary obligations by same);

(j)              any Liabilities under the Excluded Contracts or any other Contracts, including Company Intellectual Property Agreements, (i) which are not validly and effectively assigned to Newco pursuant to this Agreement, or (ii) to the extent such Liabilities arise out of or relate to a breach by the Company of such Contracts prior to the Closing;

(k)              any Liabilities associated with debt, loans or credit facilities of the Company or guaranteed by the Company and/or the Business owing to financial institutions other than those set forth on Section 1.3(c);

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(l)              any Liabilities arising out of, in respect of or in connection with the failure by the Company or any of its Affiliates to comply with any Law or Governmental Order;

(m)             those Liabilities of the Company set forth on Section 1.4(m) of the Disclosure Schedules; and

(n)             any Liabilities arising out of or related to the PPP Loan.

1.5          Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution of this Agreement after the satisfaction or waiver of all conditions in Article VI have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date) (the “Closing Date”). The Closing will be effective as of 12:01 a.m. local time on the Closing Date.

1.6          Closing Deliverables.

(a)             At or prior to the Closing, the Company shall deliver, or cause to be delivered, to Newco the following:

(i)       a certificate, dated the Closing Date and signed by a duly authorized officer of the Company, certifying that each of the conditions set forth in Section 6.1 and Section 6.2 have been satisfied;

(ii)       a certificate, dated the Closing Date and signed by a duly authorized officer of the Company, certifying that (A) attached thereto are true and complete copies of all resolutions and consents set forth in Section 2.3 authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, and (B) all such resolutions and consents are in full force and effect and are all the resolutions and consents adopted in connection with the transactions contemplated hereby and thereby;

(iii)         a certificate, dated the Closing Date and signed by a duly authorized officer of the Company, certifying the names and signatures of the authorized officers, directors or shareholders of the Company authorized to sign this Agreement, the Ancillary Documents and the other documents to be delivered hereunder and thereunder;

(iv)        a good standing certificate with respect to the Company from the Secretary of State of Minnesota;

(v)          a bill of sale, in customary form satisfactory to the Parties (the “Bill of Sale”), duly executed by the Company, transferring the tangible personal property included in the Purchased Assets to Newco;

(vi)        an assignment and assumption agreement, in customary form satisfactory to the Parties (the “Assignment and Assumption Agreement”), duly executed by the Company, effecting the assignment to and assumption by Newco of the Purchased Assets and the Assumed Liabilities;

(vii)       an assignment or assignments, in customary form satisfactory to the Parties (the “Intellectual Property Assignments”), duly executed by the Company, transferring all of the Company’s right, title and interest in and to the Company Intellectual Property to Newco;

(viii)       with respect to each lease, an Assignment and Assumption of Lease, in customary form satisfactory to the Parties (each, an “Assignment and Assumption of Lease”), duly executed by the Company;

(ix)         the FIRPTA Certificate;

(x)          the Employment Agreement, executed by Owner;

(xi)         a Transition Services Agreement in a form satisfactory to the Parties (the “Transition Services Agreement”), duly executed by the Company and Owner; and

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(xii)        such other documents or instruments as Forward or Newco reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

(b)            At the Closing, Forward and Newco, as applicable, shall deliver to the Company the following:

(i)           the Closing Cash Payment, payable by wire transfer of immediately available funds;

(ii)          a certificate, dated the Closing Date and signed by a duly authorized officer of Forward and Newco, certifying that each of the conditions set forth in Section 6.1 and Section 6.3 have been satisfied;

(iii)         a certificate, dated the Closing Date and signed by a duly authorized officer of Forward and Newco, certifying that attached thereto are true and complete copies of all resolutions or written authorizations adopted by the board of directors of Forward and authorized representative of Newco authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions and written authorizations are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby;

(iv)         a certificate, dated the Closing Date and signed by a duly authorized officer of Forward and Newco, certifying the names and signatures of the officers or director, as applicable, of Forward and Newco authorized to sign this Agreement, the Ancillary Documents and the other documents to be delivered hereunder and thereunder;

(v)         a good standing certificate with respect to Newco from the Secretary of State of New York;

(vi)        a good standing certificate with respect to Forward from the Secretary of State of New York;

(vii)       the Assignment and Assumption Agreement duly executed by Newco and Forward;

(viii)      with respect to each lease, an Assignment and Assumption of Lease duly executed by Newco;

(ix)         the Employment Agreement, duly executed by Newco;

(x)          the Transition Services Agreement, duly executed by Newco; and

(xi)         such other documents or instruments as the Company reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

1.7          Purchase Price. The aggregate purchase price for the Purchased Assets shall be the Purchase Price, plus assumption of the Assumed Liabilities. The Purchase Price shall be paid by Forward or Newco by wire transfer of immediately available funds to an account designated in writing to Newco by the Company no later than two (2) Business Days prior to the Closing Date. For purposes of this Agreement, “Purchase Price” means an amount equal to the sum of: (a) an aggregate amount in cash equal to Two Hundred Thousand and No/100 Dollars ($200,000.00) (the “Closing Cash Payment”); (b) 300,000 shares of Forward’s restricted common stock (as adjusted for any reclassification, recapitalization, split, or combination, exchange, or readjustment of Forward’s common stock, or any dividend or distribution paid in shares of Forward’s common stock) (the “Forward Shares”); and (c) the Earn Out Compensation and retention payments payable pursuant to Section 1.8. As of the Closing Date, the Parties estimate the Purchase Price to be approximately One Million Six Hundred Thousand and No/100 Dollars ($1,600,000.00).

(a)             Purchase Price Adjustment. If the total of the Scheduled Liabilities is less than Four Hundred Twenty-Five Thousand and No/100 Dollars ($425,000.00), then an amount equal to Four Hundred Twenty-Five Thousand and No/100 Dollars ($425,000.00) less the total of the Scheduled Liabilities shall be added to the Purchase Price and shall be paid as part of the Closing Cash Payment. By executing this Agreement, the Parties acknowledge and agree that the Scheduled Liabilities of the Company are fluid and subject to change prior to Closing, and that the adjustment of the Purchase Price contemplated by this Section 1.7(a) shall be subject to reconciliation and further adjustments in accordance with the Company’s final balance sheet, which final balance sheet shall be conveyed to Newco and Forward promptly, but in no event later than fifteen (15) days, following the Closing of the transactions contemplated herein. Upon final reconciliation, should the final total of the Scheduled Liabilities be (1) more than the amount determined on the Closing Date, the difference shall be deducted from the Earn Out Compensation otherwise due after the one year anniversary of the Closing Date; or (2) less than the amount determined on the Closing Date, the difference shall be paid to the Company as an adjustment to Purchase Price within a reasonable period of time of such determination.

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1.8          Earn Out and Retention Payments. In addition to the Purchase Price, by executing this Agreement, the Parties acknowledge and agree that the Company may be entitled to an additional Five Hundred Thousand and No/100 Dollars ($500,000.00) (the “Earn Out Compensation”) of compensation following the Closing Date. The Earn Out Compensation shall be paid in cash to the Company only upon Newco achieving the following financial milestones (each a “Milestone”): (a) an EBITDA of $300,000 by the one year anniversary of the Closing Date; (b) an EBITDA of $400,000 by the two year anniversary of the Closing Date; (c) an EBITDA of $500,000 by the three year anniversary of the Closing Date; (d) an EBITDA of $625,000 by the four year anniversary of the Closing Date; and (e) an EBITDA of $780,000 by the five year anniversary of the Closing Date.

(a)             Determination of EBITDA for Milestones. No later than thirty (30) days after each of the first five (5) anniversary dates of the Closing Date, Newco shall deliver to the Company the calculation of EBITDA for the prior twelve (12) month period, and will provide the Company, Owner and their Representatives reasonable access to the books, records (including work papers, schedules, memoranda and other documents), facilities and supporting data in the possession of Newco and its accountants for purposes of their calculation of EBITDA. If, within thirty (30) days following the applicable anniversary of the Closing Date, the Company has not given Newco written notice of any objection to the calculation of EBITDA for the prior twelve (12) month period (an “Objection Notice”), Newco’s determination of EBITDA shall be deemed the final calculation of EBITDA for such twelve (12) month period. If the Company does deliver an Objection Notice within such thirty (30) day period, Newco and the Company shall work in good faith to resolve the specific issues with the EBITDA calculation set forth in the Objection Notice. If Newco and the Company fail to resolve such issues within twenty (20) days from the date of delivery of the Objection Notice, Newco and the Company shall submit the specific issues remaining in dispute (and only such issues) to an Independent Accountant for resolution. Newco and the Company shall provide the Independent Accountant with all such work papers and other documents and information relating to the disputed issues as the Independent Accountant requests. The fees and expenses of the Independent Accountant are to be borne equally by the Company and Newco unless otherwise determined by the Independent Accountant. The resolution by the Independent Accountant of all issues submitted to the Independent Accountant shall be final and unappealable.

(b)            Calculation of Earn Out Payments. If Newco achieves or exceeds a Milestone, Newco shall pay One Hundred Thousand Dollars ($100,000) (an “Earn Out Payment”) to the Company. If Newco achieves less than the EBITDA target for each Milestone but more than eighty percent (80%) of such target, the Earn Out Payment shall be equal to a percentage of the Earn Out Payment calculated on a straight line basis through one hundred percent (100%) of the EBITDA target for each Milestone, so that one percent (1%) of the Earn Out Payment shall be paid if Newco achieves eighty percent (80%) of the EBITDA target for such Milestone, fifty percent (50%) of the Earn Out Payment shall be paid if Newco achieves ninety percent (90%) of the EBITDA target for such Milestone, up to one hundred percent (100%) of the Earn Out Payment being paid if Newco achieves or exceeds the EBITDA target for such Milestone.

(c)             Payment of Earnout Payments. Newco shall pay each Earn Out Payment to the Company by wire transfer of immediately available funds within thirty (30) days of the final determination of EBITDA pursuant to Section 1.8(a).

(d)            Retention Payments. If Owner is still employed by Newco on the four year anniversary of the Closing Date, and Newco has met or otherwise exceeded the EBITDA milestone for the fourth year anniversary of the Closing Date set forth in Section 1.8(a), Newco shall pay Fifty Thousand Dollars ($50,000) to the Company. If Owner is still employed by Newco on the five year anniversary of the Closing Date, and Newco has met or otherwise exceeded the EBITDA milestone for the five year anniversary of the Closing Date set forth in Section 1.8(a), Newco shall pay Fifty Thousand ($50,000) to the Company. Each of the foregoing shall be referred to separately as a “Retention Payment” and collectively as the “Retention Payments.”

(e)             Covenants. Newco and Forward jointly and severally covenant and agree: (1) to, in good faith, cooperate with Owner to maximize the EBITDA of Newco during the sixty (60) month period following the Closing Date; and (2) to not, directly or indirectly, take any action in bad faith and solely for the purpose of avoiding any of the Earn Out Payment(s) due hereunder.

1.9          Allocation of Purchase Price. Newco shall prepare and deliver to the Company a proposed numerical allocation of the Purchase Price and the Assumed Liabilities (and other relevant items) for U.S. federal income tax purposes among the Purchased Assets for purposes of Section 1060 of the Code and the statement required to be filed under Treasury Regulations Section 1.1060-1(e)(1), and for purposes of preparing IRS Form 8594 (the “Purchase Price Allocation Schedule”). If the Company disputes any part of the Purchase Price Allocation Schedule, the Company shall deliver written notice of Company’s objection to Newco within thirty (30) days after the Company’s receipt of the Purchase Price Allocation Schedule, specifying in reasonable detail the items in dispute and the grounds for dispute. The Company and Newco shall promptly seek in good faith to resolve amicably such dispute within ten (10) calendar days, failing which, either Party may refer the matter for determination to an Independent Accountant, whose determination shall be final, conclusive and binding. The fees and expenses of the Independent Accountant shall be borne one-half by the Company and one-half by Newco. The Company shall file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with the Purchase Price Allocation Schedule.

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1.10        Withholding Tax. Newco shall be entitled to deduct and withhold from the Purchase Price all Taxes that Newco may be required to deduct and withhold under any provision of Tax Law. All such withheld amounts shall be treated as delivered to the Company hereunder. Newco covenants and agrees that all such withheld amounts shall be paid to the proper Governmental Authorities.

1.11        Third Party Consents. To the extent that the Company’s rights under any Contract constituting a Purchased Asset, or any other Purchased Asset, may not be assigned to Newco without the consent of another Person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and the Company, at its expense, shall use its commercially reasonable efforts to obtain any such required consent(s) as promptly as possible. If, following such commercially reasonable efforts, any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Newco’s rights under the Purchased Asset in question so that Newco would not in effect acquire the benefit of all such rights, the Company, to the maximum extent permitted by Law and such Purchased Asset, shall act after the Closing as Newco’s agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by Law and such Purchased Asset, with Newco in any other reasonable arrangement designed to provide such benefits to Newco. In such instance, so long as the Company has used commercially reasonable efforts to try to obtain such consent, Newco shall either pay all costs incurred with performance under such Contract(s), or reimburse the Company for all such costs reasonably incurred with such performance, as agreed by the Parties. Notwithstanding any provision in this Section 1.11 to the contrary, Newco shall not be deemed to have waived its rights under Section 2.3 hereof unless and until Newco either provides written waivers thereof or elects to proceed to consummate the transactions contemplated by this Agreement at Closing.

Article II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, the Company represents and warrants to Newco and Forward that the statements contained in this Article II are true and correct as of the date hereof.

2.1           Organization. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Minnesota and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its Business as it has been and is currently conducted and the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its Business as currently conducted makes such licensing or qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

2.2           Power and Authority.

(a)            The Company has full corporate power and authority to enter into and perform its obligations under this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and any Ancillary Document to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company and no other proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the other transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by each other Party) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. When each Ancillary Document to which the Company is or will be a party has been duly executed and delivered by the Company (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of the Company enforceable against it in accordance with its terms.

(b)            Owner holds one hundred percent (100%) of the voting power of the Company and has the power under the Governing Documents of the Company to consummate the transactions contemplated under this Agreement and the Ancillary Documents.

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2.3           No Conflicts; Consents. Except as set forth in Section 2.3 of the Disclosure Schedules, the execution, delivery and performance by the Company of this Agreement and the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with or result in a violation or breach of, or default under, any provision of the Company’s organizational documents (“Company Organizational Documents”); (ii) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to the Company, the Business or the Purchased Assets; (iii) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which the Company is a party or by which the Company or the Business is bound or to which any of the Purchased Assets are subject (including any Assigned Contract); or (iv) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on the Purchased Assets. Except as set forth in Section 2.3 of the Disclosure Schedules, no consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Company in connection with the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby.

2.4           Financial Statements and Records. Complete copies of the Company’s unaudited financial statements consisting of the balance sheet of the Company as of December 31, 2019 and June 30, 2020 and the related statements of income and retained earnings, shareholders’ equity and cash flow for the year and the three-month period, respectively, then ended (the “Financial Statements”) are attached as Exhibit A as Exhibit A-1, respectively. The Financial Statements are based on the books and records of the Company and, to the Knowledge of the Company, (a) have been (and will be) prepared in accordance with the cash-basis of accounting, applied on a consistent basis throughout the period involved, subject to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes and (b) fairly present in all material respects the financial position of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated. The balance sheet of the Company as of December 31, 2019, is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date” and the balance sheet of the Company as of May 31, 2020 is referred to herein as the “Interim Balance Sheet” and the date thereof as the “Interim Balance Sheet Date.” The Company maintains a standard system of accounting established and administered in accordance with GAAP.

2.5           Material Adverse Changes. Since the Interim Balance Sheet Date, the Company has not suffered or, to the Company’s Knowledge, been threatened with any material adverse change in the Business or the Company’s operations, assets, liabilities, financial condition or prospects (including the existence or threat of any labor dispute or any material adverse change in any relationship between the Company and any of its Personnel).

2.6           Title to Purchased Assets; Real Property.

(a)             The Company has good and valid title to, or a valid leasehold interest in, all of the Purchased Assets. All such Purchased Assets (including leasehold interests) are free and clear of Encumbrances except for the following (collectively, the “Permitted Encumbrances”):

(i)           liens for Taxes not yet due and payable;

(ii)          mechanics, carriers, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the Business or the Purchased Assets;

(iii)         easements, rights of way, zoning ordinances and other similar encumbrances affecting Real Property which are not, individually or in the aggregate, material to the Business or the Purchased Assets, which do not prohibit or interfere with the current operation of any Real Property; or

(iv)         liens arising under original purchase price conditional sales contracts and equipment leases with Third-Parties entered into in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the Business.

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(b)            Section 2.6(b) of the Disclosure Schedules lists (i) the street address of each parcel of Real Property used in or necessary for the conduct of the Business as currently conducted; (ii) if such property is leased or subleased by the Company, the landlord under the lease, the rental amount currently being paid, and the expiration of the term of such lease or sublease for each leased or subleased property; and (iii) the current use of such property. With respect to leased Real Property, the Company has delivered or made available to Newco true, complete and correct copies of any leases affecting the Real Property. With respect to each such lease, (i) the Company is not in breach or default under such lease, and no event has occurred or circumstance exists which, with the delivery of notice, passage of time or both, would constitute such a breach or default; (ii) the Company has paid all rent due and payable under such lease; (iii) to the Company’s Knowledge, no other party to any such lease is in default thereof; and (iv) no party to any such lease has exercised any termination rights with respect thereto. Except as set forth in Section 2.6(b) of the Disclosure Schedules, the Company is not a sublessor or grantor under any sublease or other instrument granting to any other Person any right to the possession, lease, occupancy or enjoyment of any leased Real Property. The use and operation of the Real Property in the conduct of the Business do not violate in any material respect any Law, covenant, condition, restriction, easement, license, Permit or agreement. To the Company’s Knowledge, no material improvements constituting a part of the Real Property encroach on real property owned or leased by a Person other than the Company. There are no Actions pending nor, to the Company’s Knowledge, threatened against or affecting the Real Property or any portion thereof or interest therein in the nature or in lieu of condemnation or eminent domain proceedings. The Real Property is sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing and constitutes all of the real property necessary to conduct the Business as currently conducted.

(c)             The Company owns no Real Property.

2.7           Sufficiency and Condition of Assets. Except as set forth in Section 2.7 of the Disclosure Schedules, the buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property included in the Purchased Assets are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Purchased Assets are sufficient for the continued conduct of the Business after Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property and assets necessary to conduct the Business as currently conducted. None of the Excluded Assets are material to the Business.

2.8           Inventory. All Inventory consists of items of a quantity and quality historically useable and/or saleable in the ordinary course of business. The Inventory is at or above normal operating levels consistent with the Company’s historical practices. No Inventory has been written up in value or repurchased by, or returned to, the Company at an increased value. Since the Interim Balance Sheet Date, there has not been a material change to the level of Inventory.

2.9           Accounts Receivable. The Accounts Receivable reflected on the Interim Balance Sheet and the Accounts Receivable arising after the date thereof (a) have arisen from bona fide transactions entered into by the Company involving the sale of goods or the rendering of services in the ordinary course of business consistent with past practice; and (b) constitute only valid, undisputed claims of the Company not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice. The reserve for bad debts shown on the Interim Balance Sheet or, with respect to Accounts Receivable arising after the Interim Balance Sheet Date, on the accounting records of the Company have been determined in accordance with GAAP, consistently applied, subject to normal year-end adjustments and the absence of disclosures normally made in footnotes.

2.10        Data Protection.

(a)             The Company has adopted, and is, and during the twenty-four (24) month period prior to the date hereof has been, in compliance with, commercially reasonable policies and procedures that apply to the Business with respect to privacy, data protection, security, and the collection and use of Personal Information gathered or accessed in the course of operations of the Business. For purposes of this Agreement, “Personal Information” means information pertaining to an individual that is regulated by one or more information privacy or security Laws.

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(b)             During the twenty-four (24) month period prior to the date hereof, to the Company’s Knowledge, (i) there has been no loss, damage, or unauthorized access, use, modification, or other misuse of any Personal Information maintained, collected, stored or processed by or on behalf of the Company, and (ii) no Person has made any claim or commenced any Action with respect to loss, damage, or unauthorized access, use, modification, or other misuse of any such Personal Information or otherwise relating to the collection or use of any such Personal Information.

(c)             The Company and its privacy policies are, and during the twenty-four (24) month period prior to the date hereof have been, in compliance with all Data Protection Programs and all contractual commitments that the Company has entered into with respect to Personal Information. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not violate any privacy policy as it currently exists or as it existed at any time during which any Personal Information was collected or obtained by the Company, and (ii) upon the Closing, Newco will own and continue to have the right to use all such Personal Information on identical terms and conditions as the Company enjoyed immediately prior to the Closing.

2.11         Insurance. Section 2.11 of the Disclosure Schedules sets forth a true and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability, fiduciary liability, data privacy and cybersecurity, and other casualty and property insurance maintained by the Company and relating to the Business (including, without limitation, as they relate to its Personnel, officers, managers and directors of the Company), the Purchased Assets and the Assumed Liabilities (collectively, the “Insurance Policies”), and true and complete copies of such Insurance Policies have been made available to Newco. Such Insurance Policies are in full force and effect and shall be maintained in full force and effect by the Company through the Closing Date. The Company has not received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each Insurance Policy. The Insurance Policies do not provide for any retrospective premium adjustment or other experience-based liability on the part of the Company. All such Insurance Policies (a) are valid and binding in accordance with their terms; (b) to the Knowledge of the Company, are provided by carriers who are financially solvent; and (c) have not been subject to any lapse of coverage. Except as set forth in Section 2.11 of the Disclosure Schedules, there are no claims related to the Business, Purchased Assets or Assumed Liabilities pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. The Company is not in default under, and has not otherwise failed to comply with, in any material respect, any provision contained in any such Insurance Policy. The Insurance Policies are commercially reasonable and are sufficient for compliance with all applicable Laws and Contracts to which the Company is a party or by which it is bound.

2.12         Permits. Section 2.12 of the Disclosure Schedules lists and describes all Permits held by the Company. All Permits held by the Company (a) have been applied for, are pending by or have been issued or given to the Company and no other Person, and (b) constitute all licenses, permits, registrations, accreditations, certifications, approvals and agreements and consents that are required for the Company to conduct the Business as currently conducted and currently contemplated to be conducted. The Company is in full compliance with each issued Permit.

2.13         Absence of Certain Changes, Events and Conditions. Except as set forth on Section 2.13 of the Disclosure Schedules, since the Interim Balance Sheet Date, and other than in the ordinary course of business consistent with past practice, there has not been, with respect to the Company, any:

(a)              material change in any method of accounting or accounting practice of the Company, except as required by GAAP or as disclosed in the notes to the Financial Statements;

(b)             material change in the Company’s cash management practices and its policies, practices and procedures with respect to collection of Accounts Receivable, establishment of reserves for uncollectible accounts, accrual of Accounts Receivable, Inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;

(c)             entry into any Contract that would constitute a material Contract;

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(d)             transfer, assignment, sale, or other disposition of any of the Purchased Assets shown or reflected in the Balance Sheet or cancellation of any debts, entitlements or claims, or amendment, termination or waiver of any rights constituting Purchased Assets, other than to Forward or an Affiliate thereof;

(e)             transfer, assignment, or grant of any license or sublicense of any material rights under or with respect to any Company Intellectual Property or Company Intellectual Property Agreements;

(f)              material damage, destruction, or loss of any Purchased Assets (whether or not covered by insurance);

(g)             capital investment in, or any loan, to any other Person;

(h)             acceleration, termination, material modification to, or cancellation of any material Contract or Permit;

(i)               material capital expenditures which would constitute an Assumed Liability;

(j)              imposition of any Encumbrance upon any of the Purchased Assets, other than any Permitted Encumbrances;

(k)             (A) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension, or other compensation or benefits in respect of its current or former employees, officers, directors, managers, board members, independent contractors, or consultants, other than as provided for in any written agreements or required by applicable Law or in the ordinary course of business and consistent with past practice; (B) change in the terms of employment for any Employee or any termination of any current or former employees for which the aggregate costs and expenses exceed $10,000 per annum; or (C) action to accelerate the vesting or payment of any compensation or benefit for any current or former employee, officer, director, manager, board member, independent contractor; or consultant;

(l)              hiring or promoting any person as or to (as the case may be) an officer or hiring or promoting any Employee below officer except to fill a vacancy in the ordinary course of business;

(m)            adoption, modification, or termination of any: (A) employment, severance, retention, or other agreement with any current or former employees, officers, directors, managers, board members, independent contractors, or consultants, except in the ordinary course of business and consistent with past practice; or (B) Employee Benefit Plan, collective bargaining or other agreement with a union, in each case whether written or oral;

(n)             loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its shareholders or current or former employees, officers, directors, managers, board members, independent contractors, or consultants (other than the payment of compensation to Personnel in the ordinary course of business and consistent with past practice);

(o)             entry into a new line of business or abandonment or discontinuance of the Business;

(p)             adoption of any plan of merger, consolidation, reorganization, liquidation, or dissolution, or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(q)             purchase, lease or other acquisition of the right to own, use, or lease any property or assets, except for purchases of Inventory or supplies in the ordinary course of business consistent with past practice; or

(r)              any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

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2.14        Contracts.

(a)             Section 2.14(a) of the Disclosure Schedules lists each of the following Contracts of the Company (x) by which any of the Purchased Assets are bound or affected or (y) to which the Company is a party or by which it is bound in connection with the Business or the Purchased Assets:

(i)           each Contract of the Company involving aggregate consideration in excess of $10,000 and which, in each case, cannot be cancelled by the Company without penalty or without more than ninety (90) days’ notice;

(ii)          corporate integrity agreements, settlement and other similar agreements with Governmental Authorities;

(iii)         Contracts pursuant to which any Person provides management services to the Company or pursuant to which the Company provides management services to any other Person;

(iv)         partnership agreements or joint venture agreements and other Contracts (however named) involving a sharing of profits, losses, costs or liabilities by the Company and another Person;

(v)          Contracts regarding the employment and/or engagement of the Personnel of the Company, including (A) employment, independent contractor and consulting and similar Contracts, and (B) Contracts contemplating bonus, severance or similar compensation awards to Personnel or agents;

(vi)        Contracts with any director, officer or equivalent governing Person of the Company (other than the Company Organizational Documents);

(vii)       Contracts for the purchase or sale of any assets (A) other than Inventory in the ordinary course of business consistent with historical practices, (B) containing contingent payment obligations, or (C) involving the payment of more than $2,500.00;

(viii)      Contracts affecting ownership of, title to, use of or any interest in the Purchased Assets;

(ix)         Contracts for the leasing or subleasing (as lessee, sublessee, lessor or sublessor) of personal property, intangibles or Real Property;

(x)          Contracts restricting in any manner (A) the Company’s or the Owner’s right to compete with any other Person, (B) the Company’s or the Owner’s right to sell to or purchase from any other Person, (C) the right of any other Person to compete with the Company, or (D) the ability of such other Person to employ or retain any employee of or independent contractor to the Company;

(xi)         Contracts for borrowed monies that relate to or encumber any Purchased Assets (including loan or credit agreements, pledge agreements, notes, security agreements, mortgages, debentures, indentures, factoring agreements and letters of credit);

(xii)        guaranties, performance, bid or completion bonds, and surety or indemnification agreements; and

(xiii)       Contracts not otherwise identified above that either (A) are material to the Business as currently conducted or currently contemplated to be conducted or involve consideration in excess of $500.00 annually, or (B) have terms of more than one year and are not terminable by the Company upon less than thirty (30) calendar days’ notice without penalty.

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(b)             Each Assigned Contract is valid and binding on the Company and in accordance with its terms and is in full force and effect. Except as set forth in Section 2.14(b) of the Disclosure Schedules, none of the Company or, to the Company’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any notice of any intention to terminate, any Assigned Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Assigned Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Assigned Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Newco. Except as set forth in Section 2.14(b) of the Disclosure Schedules, there are no material disputes pending or, to the Company’s Knowledge, threatened under any Assigned Contract included in the Purchased Assets.

2.15        Intellectual Property.

(a)             Section 2.15(a) of the Disclosure Schedules lists all (i) Company IP Registrations, (ii) Company Intellectual Property, including the right to do business under the name Kablooe Design and Software, that is not registered but that is material to the operation of the Business. All required filings and fees related to the Company IP Registrations have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and all Company IP Registrations are otherwise in good standing. The Company has provided or made available to Newco true and complete copies of file histories, documents, certificates, office actions, correspondence and other materials related to all Company IP Registrations.

(b)             Section 2.15(b) of the Disclosure Schedules lists all Company Intellectual Property Agreements, excluding off-the-shelf licenses or software as a service agreements for commercially available Software provided at a cost of less than Ten Thousand and No/100 Dollars ($10,000.00) per year. The Company has provided or otherwise made available to Newco true and complete copies of all such Company Intellectual Property Agreements, including all modifications, amendments and supplements thereto and waivers thereunder. Each Company Intellectual Property Agreement is valid and binding on the Company in accordance with its terms and is in full force and effect. Neither the Company nor, to the Company’s Knowledge, any other party thereto is in breach of or default under (or, to the Company’s Knowledge, is alleged to be in breach of or default under), or, to the Company’s Knowledge, has provided or received any notice of breach or default of or any intention to terminate, any Company Intellectual Property Agreement.

(c)             Except as set forth in Section 2.15(c) of the Disclosure Schedules, the Company is the sole and exclusive legal and beneficial, and with respect to the Company IP Registrations, record, owner of all right, title and interest in and to the Company Intellectual Property, and, to the Company’s Knowledge, has the valid right to use all other Intellectual Property used in or necessary for the conduct of the Business as currently conducted, in each case, free and clear of Encumbrances other than Permitted Encumbrances. Without limiting the generality of the foregoing, the Company has entered into binding, written agreements with every current and former employee, and with every current and former independent contractor and/or consultant, whereby such current and former employees and independent contractors (i) assign to the Company any ownership interest and right they may have in the Company Intellectual Property, and (ii) acknowledge the Company's exclusive ownership of all Company Intellectual Property. The Company has provided Newco with true and complete copies of all such agreements.

(d)            The consummation of the transactions contemplated hereunder will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, the Company’s right to own, use or hold for use any Intellectual Property as owned, used or held for use in the conduct of the Business as currently conducted.

(e)             To the Company’s Knowledge, the Company’s rights in the Company Intellectual Property are valid, subsisting and enforceable. The Company has taken all commercially reasonable steps to maintain the Company Intellectual Property and to protect and preserve the confidentiality of all trade secrets included in the Company Intellectual Property, including requiring all Persons having access thereto to execute written non-disclosure agreements.

(f)             To the Company’s Knowledge, the conduct of the Business as currently and formerly conducted, and the products, processes and services of the Company, have not infringed, misappropriated, diluted or otherwise violated the Intellectual Property or other rights of any Person. To the Company’s Knowledge, no Person has infringed, misappropriated, diluted or otherwise violated, or is currently infringing, misappropriating, diluting or otherwise violating, any Company Intellectual Property.

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(g)            There are no Actions (including any oppositions, interferences or re-examinations) settled, pending or, to the Company’s Knowledge, threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, dilution or violation of the Intellectual Property of any Person by the Company in connection with the Business; (ii) challenging the validity, enforceability, registrability or ownership of any Company Intellectual Property or the Company’s rights with respect to any Company Intellectual Property; or (iii) by the Company or any other Person alleging any infringement, misappropriation, dilution or violation by any Person of the Company Intellectual Property. The Company is not subject to any outstanding or, to the Company’s Knowledge, prospective Governmental Order (including any motion or petition therefor) that does or would restrict or impair the use of any Company Intellectual Property.

2.16         Taxes.

(a)             The Company has timely filed or will timely file all Tax Returns required to be filed before the Closing Date. All such Tax Returns were or will be (when filed) complete, accurate and prepared in compliance with all applicable Laws. All Taxes payable by the Company or otherwise on account of the Business, whether or not shown on any Tax Return, have been or will be paid in full when due (except to the extent such Taxes are being contested in good faith), and the Company has fully complied with all applicable Tax Laws. The Company is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. There are no Encumbrances on the Company’s assets, which shall include the Purchased Assets, that arose in connection with any failure or alleged failure to pay any Tax.

(b)             The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any Personnel, creditor, equity holder or other Person. All Forms W-2 and 1099 required with respect to such withholding and payment have been properly completed and timely filed.

(c)             The Company has never been subject to income Tax imposed by any jurisdiction other than the country of formation, and states or other subdivisions within such country, of the Company.

(d)             Each of the Company and the Owner is a United States person within the meaning of the Code.

2.17         Legal Proceedings; Governmental Orders.

(a)             There are no Actions pending or, to the Company’s Knowledge, threatened (i) against or by the Company relating to or affecting the Business, the Purchased Assets or the Assumed Liabilities; or (ii) against or by the Company that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. Except as set forth in Section 2.17(a) of the Disclosure Schedules, to the Company’s Knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b)            There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards relating to or affecting the Business, the Purchased Assets and/or the Assumed Liabilities.

2.18         Compliance with Laws. The Company is not party to or bound by any Order (or any agreement entered into in any administrative, judicial or arbitration proceeding with any governmental or other authority) with respect to any asset or business activity of the Company. Neither the Company nor the Owner is in violation of or, to the Company’s Knowledge, being investigated for violation of any Law, Order or Permit by which the Company or the Owner is bound or to which any asset or business activity of the Company or the Owner is subject, including Laws, Orders and Permits relating to equal employment opportunities, fair employment practices, unfair labor practices, terms of employment, occupational health and safety, wages and hours, discrimination and zoning ordinances and building codes. The Company has complied with all applicable immigration Laws and maintained I-9 Forms in accordance with applicable Law. Within the last three (3) years, neither the Company nor the Owner has received any notice of violation or investigation of any of the foregoing.

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2.19         Health Care Compliance.

(a)             Compliance with Health Care Laws. None of the Company, the Owner, their respective Affiliates, officers, directors, managers and Personnel is in violation of or, to the Company’s Knowledge, being investigated for violation of any health care Laws regarding any business activity or professional services performed by such Person for or on behalf of the Company (including services provided to other Persons but arranged by the Company) is subject.

(b)             Fraud and Abuse. The Company and the Owner are and always have been in compliance with the federal health care program anti-kickback statute (42 U.S.C. § 1320a-7b, et seq.), the federal physician self-referral law (commonly known as the Stark Law) (42 U.S.C. § 1395nn, et seq., and its implementing regulations, 42 C.F.R. Subpart J), and all other applicable Laws with respect to compensation arrangements, ownership interests or other relationships between referral sources and referral recipients. Neither the Company nor the Owner and, to the Company’s Knowledge, no equity holder, director, partner, officer, Personnel or authorized Representative of the Company or the Owner has directly or indirectly, (i) offered or paid any remuneration (in cash or in kind) to or made any financial arrangements with any past, present or potential patient, physician or other medical professional, supplier, contractor or other Person in a position to refer, recommend or arrange for the referral of patients or other health care business (a “Referral Source”) to the Company to obtain any patient referrals or other business or payments from any such Person, (ii) given or agreed to give any gift or gratuitous payment (whether in money, property or services) to any such Referral Source, or (iii) made or agreed to make any illegal contribution, gift or gratuitous payment (whether in money, property or services) to, or for the private use of, any Governmental Authority or any government official, employee or agent.

2.20         Environmental Matters. The operations of the Company with respect to the Business, the Purchased Assets and the Assumed Liabilities are currently and have been in compliance with all Environmental Laws.

2.21        Employment Matters.

(a)             Section 2.21(a) of the Disclosure Schedules sets forth a list of all persons who are employees (“Employees”), independent contractors, or consultants of the Company (each, together with the Employees, collectively, “Personnel”) including any Personnel who are on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full or part time); (iii) hire date; (iv) current annual base compensation rate; (v) commission, bonus, or other incentive-based compensation; and (vi) a description of the fringe benefits provided to each such individual as of the date hereof, including, without limitation, paid time off and severance benefits. Except as set forth in Section 2.21(a) of the Disclosure Schedules, as of the date hereof and the Closing Date, all compensation, including wages, commissions, and bonuses, payable to all Personnel of the Company for services performed on or prior to the date hereof has been paid in full and there are no outstanding agreements, understandings, or commitments of the Company with respect to any compensation, commission or bonuses.

(b)            The Company is and has been in compliance in all material respects with all applicable Laws pertaining to employment practices to the extent they relate to Personnel, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance. All individuals characterized and treated by the Company as independent contractors or consultants are properly treated as independent contractors under all applicable Laws. All Employees classified as exempt under the Fair Labor Standards Act and state and local wage and hour Laws are properly classified in all material respects. There are no Actions against the Company pending or, to the Company’s Knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former applicant, employee, consultant, volunteer, intern, or independent contractor of the Company, including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wage and hours or any other employment-related matter arising under applicable Laws.

2.22         Related Party Transactions. Except for employment and independent contractor agreements elsewhere disclosed, Section 2.22 of the Disclosure Schedules lists every business relationship between (a) the Company, and (b) any of (i) the Company’s or the Owner’s present or former equity holders, directors, officers, employees or independent contractors, (ii) the family members of any Person described in Section 2.22(b)(i), and (iii) the entities controlled by any Person described in Section 2.22(b)(i) or Section 2.22(b)(ii) or in which any such Person, directly or indirectly, has a material financial interest. Except as set forth on Section 2.22 of the Disclosure Schedules, the Owner does not own, directly or indirectly, any asset that is used in the Business, and the Owner is not engaged, directly or indirectly, in any business that competes with the Business.

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2.23        Undisclosed Liabilities. The Company has no Liabilities, except (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date, (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount, or (c) those set forth in Section 2.23 of the Disclosure Schedules.

2.24        Books and Records. The minute books and shareholder record books of the Company have been made available to Newco, are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Company contain materially accurate and complete records of all meetings, and actions taken by written consent of the shareholders, directors and/or officers and, to the Company’s Knowledge, no meeting, or action taken by written consent of the shareholders, directors and/or officers has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

2.25        Absence of Subsidiaries. The Company holds or beneficially owns no direct or indirect interest (whether it be common or preferred stock or any comparable ownership interest in any Person that is not a corporation) or any subscriptions, options, warrants, convertible securities, rights, calls or other agreements or commitments for any interest in any Person.

2.26        Brokers. Except as set forth in Section 2.26 of the Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of the Company.

2.27        Capitalization. All of the issued and outstanding shares or other equity securities of the Company have been validly issued, are fully paid and non-assessable, and are owned beneficially and of record by the Owner, free and clear of all Encumbrances. There are no outstanding subscriptions, options, warrants, convertible securities, rights (including preemptive rights), calls or other agreements or commitments relating to any issued or unissued capital stock or other securities of the Company. The Company is not a party to and has not granted any equity appreciation, participation, phantom equity or similar rights. There are no voting trusts, voting agreements, proxies, stockholder agreements or other agreements that may affect the voting or Transfer of any capital stock or other securities of the Company.

2.28        Disclosure; No Other Representations or Warranties. The representations and warranties in this Article II do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements and information in this Article II not misleading. All information contained in the Disclosure Schedules is accurate, and the Company and Owner have furnished to Forward and Newco complete and accurate copies of all documents referenced in the Disclosure Schedules. Except for the representations and warranties set forth in this Agreement or any Ancillary Documents, neither the Company nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company.

Article III
REPRESENTATIONS AND WARRANTIES REGARDING THE OWNER

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, the Owner represents and warrants to Newco and Forward that the statements contained in this Article III are true and correct as of the date hereof.

3.1           Organization. The Owner is an individual person.

3.2           Valid Authorization. Owner is legally competent and has full power, capacity and authority to enter into this Agreement and all other Transaction Documents to which Owner is a party (collectively, the “Owner Documents”), and to carry out his obligations hereunder and thereunder. This Agreement and the Owner Documents have been duly and validly executed and delivered by Owner and (assuming due authorization, execution and delivery by each other Party) constitute the valid and binding agreement of Owner enforceable against Owner in accordance with their terms except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws, relating to or limiting creditors’ rights generally and subject to the availability of equitable remedies.

3.3           Consents. No consent, authorization, Order or approval of, or filing or registration with, any Governmental Authority or other Person is required for the Owner’s execution and delivery of the Owner Documents or consummation of the transactions contemplated herein.

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3.4           No Conflicts. Neither the Owner’s execution and delivery of the Owner Documents nor the Owner’s consummation of the transactions contemplated herein will conflict with or result in a breach of any Law or Order to which the Owner is party or by which the Owner is bound. The Owner is not a party to or bound by any Contract under the terms of which (a) the Owner’s execution and delivery of or performance under the Owner Documents or consummation of the transactions contemplated herein will constitute a default, breach or event of acceleration or amend, or give the counterparty thereto any right to amend, any right or obligation of the Owner thereunder, or (b) performance by the Company or the Owner according to the terms of the Owner Documents may be prohibited, prevented or delayed.

3.5           Legal Proceedings. There are no Actions pending or, to Owner’s Knowledge, threatened against or by Owner or any Affiliate of Owner (including, but not limited to, Forward or Newco) that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated herein.

3.6           Brokers. Except as set forth in Section 3.6 of the Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of the Owner.

3.7       Investor Representations. With respect to the Owner receiving the Forward Shares hereunder:

(a)             The Owner understands that the Forward Shares Owner is acquiring hereunder are “restricted securities” and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities Law and is acquiring the Forward Shares as principal for Owner’s own account and not with a view to or for distributing or reselling such shares of common stock or any part thereof in violation of the Securities Act or any applicable state securities Law, has no present intention of distributing any of the Forward Shares in violation of the Securities Act or any applicable state securities Law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of the Forward Shares in violation of the Securities Act or any applicable state securities Law. Each stock certificate representing the Forward Shares shall bear a restrictive legend evidencing the transfer restrictions set forth herein. Owner is acquiring the common stock hereunder in the ordinary course of Owner’s business.

(b)             At the time the Owner was offered the Forward Shares the Owner was, and as of the Closing Date the Owner will be: (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act, or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(c)             The Owner has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the common stock, and has so evaluated the merits and risks of such investment. The Owner is able to bear the economic risk of an investment in the common stock and, at the present time, is able to afford a complete loss of such investment.

(d)             The Owner is not acquiring the Forward Shares as a result of any advertisement, article, notice, or other communication regarding the stock published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)             The Owner acknowledges that Owner has been afforded: (i) the opportunity to ask such questions as Owner has deemed necessary of, and to receive answers from, Representatives of Forward concerning the terms of this Agreement and the transactions contemplated hereby and the merits and risks of obtaining the Forward Shares, and all such questions have been answered to the Owner’s reasonable satisfaction; (ii) access to information about Forward and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; (iii) the opportunity to obtain such additional information that Forward possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and any such additional information has been provided to the Owner’s reasonable satisfaction; and (iv) the opportunity to ask questions of management of Forward and any such questions have been answered to the Owner’s reasonable satisfaction. The Owner has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Forward Shares in Forward. The Owner acknowledges that neither Forward, Newco, nor any of their Affiliates or Representatives have made any representation, express or implied, with respect to the accuracy, completeness or adequacy of any available information except or to the extent such information is covered by the representations and warranties contained herein.

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3.8           No Other Representations or Warranties. The representations and warranties in this Article III do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements and information in this Article III not misleading. All information contained in the Disclosure Schedules is accurate, and the Company and Owner have furnished to Forward and Newco complete and accurate copies of all documents referenced in the Disclosure Schedules. Except for the representations and warranties set forth in this Agreement or any Ancillary Documents, neither the Owner nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Owner.

Article IV
REPRESENTATIONS AND WARRANTIES OF Forward AND NEWCO

Forward and Newco severally represent and warrant to the Company and Owner that the statements contained in this Article IV are true and correct as of the date hereof.

4.1            Organization. Forward is a corporation duly organized, validly existing and in good standing under the Laws of the State of New York. Newco is a corporation duly organized, validly existing and in good standing under the Laws of the State of New York.

4.2            Power and Authority.

(a)             Each of Forward and Newco has full corporate or limited liability company power and authority to enter into and perform its obligations under this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Forward and Newco of this Agreement and any Ancillary Document to which they are a party and the consummation by Forward and Newco of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or limited liability company action on the part of Forward and Newco and no other corporate or limited liability company proceedings on the part of Forward and Newco are necessary to authorize the execution, delivery, and performance of this Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Forward and Newco, and (assuming due authorization, execution, and delivery by each other Party) this Agreement constitutes a legal, valid, and binding obligation of Forward and Newco enforceable against Forward and Newco in accordance with its terms. When each Ancillary Document to which Forward or Newco is or will be a party has been duly executed and delivered by Forward or Newco (assuming due authorization, execution, and delivery by each party thereto), such Ancillary Document will constitute a legal and binding obligation of Forward or Newco enforceable against it in accordance with its terms.

(b)             As of the Closing Date, Forward holds one hundred percent (100%) of the voting power and financial interests of Newco.

4.3           No Conflicts; Consents. The execution, delivery and performance by Forward and Newco of this Agreement and the Ancillary Documents to which they are a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Forward or Newco, as applicable; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Forward or Newco; or (c) require the consent, notice or action by any Person under any Contract to which Forward or Newco is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Forward or Newco in connection with the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby.

4.4           No Prior Newco Operations. Newco was formed solely for the purpose of purchasing the Purchased Assets hereunder and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

4.5           Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of Forward or Newco.

4.6           Purchase Price. The Forward Shares to be issued by Forward as part of the Purchase Price have been duly authorized, and upon consummation of the transactions contemplated hereby and the issuance of the Forward Shares pursuant to and in accordance with the terms hereof, will be validly issued, fully paid and non-assessable.

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4.7           Legal Proceedings; Enforcement Actions. There are no Actions pending or, to Forward’s Knowledge or Newco’s Knowledge, threatened or contemplated against or by Forward or Newco or any Affiliate of Forward or Newco that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. Neither Forward nor Newco has received any notice of, or to Forward’s Knowledge or Newco’s Knowledge none of the following are threatened or contemplated: (1) any pending investigation by any Governmental Authority into the operations of Forward or Newco; or (2) any enforcement action or recommendation of enforcement action.

4.8           Disclosure; No Other Representations or Warranties. The representations and warranties in this Article IV do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements and information in this Article IV not misleading. Except for the representations and warranties contained in this Article IV, neither Forward, Newco nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Forward or Newco. Without limiting the generality of the foregoing, neither Forward, Newco nor any other Person has made or makes any representation or warranty with respect to any projections, estimates or budgets of future revenues, future results of operations, future cash flows or future financial condition (or any component of any of the foregoing) of Forward or Newco’s business.

Article V
COVENANTS AND AGREEMENTS

5.1           Further Actions. Following the Closing, each Party will use commercially reasonable efforts to cooperate with the other Parties and to take such actions and execute and deliver any documents or instruments that are reasonably necessary, proper or advisable to consummate the transactions contemplated herein as promptly as practicable, including using commercially reasonable efforts to (a) obtain each of the consents, authorizations, Orders and approvals and make each of the filings, registrations and notices required to be disclosed pursuant to this Agreement and the Ancillary Documents, (b) prevent the entry, enactment or promulgation of any pending or threatened Order that would prevent, prohibit or delay the consummation of the transactions contemplated herein, (c) lift or rescind any existing Order preventing, prohibiting or delaying the consummation of the transactions contemplated herein, and (d) cooperate with the other Parties with respect to all registrations, applications and other filings by any other Party that is required by applicable Law or that such other Party otherwise elects to make to consummate the transactions contemplated herein.

(a)             Owner shall take all commercially reasonable efforts to assign any and all rights he has in and to the domain name www.kablooe.com to Newco.

5.2           Confidentiality. No Party will disclose, and will not permit its Affiliates, agents and advisors to disclose, any Confidential Information obtained from any other Party in connection with this Agreement, the Ancillary Documents and the transactions contemplated herein; provided, however, that a Party may disclose Confidential Information if and only to the extent that (a) such Confidential Information is disclosed to such Party’s Affiliates, Representatives or advisors who are advising such Party with respect to the transactions contemplated herein, but only for legitimate business purposes related to the investigation, negotiation, preparation and consummation of the transactions contemplated herein, (b) such Confidential Information becomes generally available to the public without breach of the commitments contemplated by this Section 5.2 or any other applicable confidentiality covenant, (c) such Confidential Information is required to be disclosed in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated herein, or (d) such Confidential Information is required to be disclosed by any Law or Order; provided that as soon as reasonably practicable before such disclosure, the disclosing Party gives the other Party or Parties prompt written notice of such disclosure to enable the appropriate Party to seek a protective Order or otherwise preserve the confidentiality of such information.

5.3           Public Announcements. No Party shall issue or release any announcement, statement, press release or other publicity or marketing materials relating to this Agreement or, unless expressly permitted under this Agreement or to the extent required to comply with applicable Law or the rules of any stock exchange on which a Party’s securities are listed or traded (it being understood and agreed that each Party shall provide the other Party with copies of such announcements in advance of such instance) otherwise use the other Party’s trademarks, service marks, trade names, logos, domain names, or other indicia of source, affiliation, or sponsorship, in each case, without the prior written consent of the other Party.

5.4          Payment of Transaction Taxes and Fees. Except as set forth in Section 1.10, the Company and/or Owner will (a) pay, when due, all Taxes, conveyance fees, survey expenses, title application fees, registration fees, recording charges and other fees and charges (including any interest and penalties) incurred by the Company in connection with the consummation of the transactions contemplated herein, and (b) at the Company’s and/or the Owner’s own expense, file all necessary Tax Returns and other documentation with respect to such Taxes, fees and charges. If required by applicable Law, the Parties will, and will cause their Affiliates to, join in the execution of any such Tax Returns and other documentation.

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5.5                 Employees.

(a)             The Closing contemplated hereunder is contingent upon Owner agreeing to be hired as an employee of Newco effective as of the Closing Date pursuant to an employment agreement in the form attached hereto as Exhibit B (the “Employment Agreement”); provided, further, that Newco, Forward and the Company shall agree, prior to the Closing Date, which other Employees will be employed by Newco on terms and conditions determined by Newco in its sole discretion. The Company, Newco and Forward will (i) give all notices and take all other actions that are necessary, proper or advisable to effect the provisions of this Section 5.5, and (ii) provide each other with such plan documents, summary plan descriptions, Employee data and other personnel records that are reasonably required to effect the provisions of this Section 5.5 or otherwise relate to the Employees to whom Newco extends employment offers in accordance with this Section 5.5.

(b)             The Company and Owner will be jointly and severally responsible for the payment and satisfaction of: (i) all wages and other remuneration due to the current and former employees of the Company with respect to their services as employees of the Company through the Closing (including pro rata bonus payments and all vacation pay and other paid time off earned before the Closing); (ii) all termination or severance payments to the current and former employees of the Company and the provisions of health plan continuation coverage for such current and former employees in accordance with the requirements of COBRA and ERISA §§ 601-608, and (iii) all payments and obligations under the Employee Benefit Plans.

5.6           Non-Competition and Non-Solicitation.

(a)             For a period of three (3) years from and after the Closing Date (the “Restricted Period”), Owner and Company shall not, and shall not permit any of their Affiliates to, directly or indirectly, (i) engage in or assist others (other than Newco) in engaging in the Restricted Business in the Territory; (ii) have an interest in any Person that engages directly or indirectly in the Restricted Business in the Territory in any capacity, including as a partner, shareholder, member, employee, principal, agent, director, officer, trustee or consultant (except as a passive investment of less than two percent (2%) of the outstanding equity securities of any Person listed on any national securities exchange or traded actively in any national over-the-counter market so long as such Party has no other relationship with such Person in violation of this Agreement); or (iii) cause, induce or encourage any material actual or prospective client, customer, supplier or licensor of the Business (including any existing or former client or customer of Owner or the Company and any Person that becomes a client or customer of the Business after the Closing), or any other Person who has a material business relationship with the Business, to terminate or modify any such actual or prospective relationship.

(b)             During the Restricted Period, Owner and the Company shall not, and shall not permit any of their Affiliates to, directly or indirectly, hire or solicit any Person who is offered employment or engaged to provide consulting services by Newco pursuant to this Agreement or is or was employed in the Business during the Restricted Period, or encourage any such employee or consultant to leave such employment or consulting position or hire any such employee or consultant who has left such employment or consulting position, except pursuant to a general solicitation which is not directed specifically to any such employees.

(c)             Owner and the Company acknowledge that a breach or threatened breach of this Section 5.6 would give rise to irreparable harm to Forward and Newco, for which monetary damages would not be an adequate remedy, and hereby agree that in the event of a breach or a threatened breach by Owner or Company of any such obligations, Forward and/or Newco shall, in addition to any and all other rights and remedies that may be available to each in respect of such breach, be entitled to equitable relief, including a temporary restraining Order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

(d)             Owner and the Company acknowledge that the restrictions contained in this Section 5.6 are reasonable and necessary to protect the legitimate interests of Forward and Newco and constitute a material inducement to Forward and Newco to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 5.6 should ever be adjudicated to exceed the time, geographic, product or service or other limitations permitted by applicable Law, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service or other limitations permitted by applicable Law. The covenants contained in this Section 5.6 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

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5.7           Bulk Sales Laws. The Parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Newco; it being understood that any Liabilities arising out of the failure of the Company to comply with the requirements and provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction which would not otherwise constitute Assumed Liabilities shall be treated as Excluded Liabilities.

5.8           Receivables. From and after the Closing, if the Company or any of its Affiliates receives or collects any funds relating to any Accounts Receivable or any other Purchased Asset, the Company, Owner or their respective Affiliate shall remit such funds to Newco within five (5) Business Days after its receipt thereof. From and after the Closing, if Newco or its Affiliate receives or collects any funds relating to any Excluded Asset, Newco or its Affiliate shall remit any such funds to the Company or its designee within five (5) Business Days after its receipt thereof.

5.9           Tax Clearance Certificates. If requested by Newco following the Closing, the Company shall notify all of the taxing authorities in the jurisdictions that impose Taxes on the Company or where the Company has a duty to file Tax Returns of the transactions contemplated by this Agreement in the form and manner required by such taxing authorities, if the failure to make such notifications or receive any available tax clearance certificate (a “Tax Clearance Certificate”) could subject Forward or Newco to any Taxes of the Company. If any taxing authority asserts that the Company is liable for any Tax, the Company shall promptly pay any and all such amounts and shall provide evidence to Newco that such liabilities have been paid in full or otherwise satisfied.

5.10         Right of Set Off. Forward and/or Newco are hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to, in good faith, set off and appropriate and apply: (i) any of the Forward Shares issued to Owner; and/or (ii) all payments at any time owing by Forward and/or Newco under the provisions of Section 1.8, against any indemnification or other obligations of the Company or the Owner owing to Forward or Newco under this Agreement or the Ancillary Documents; provided, that, if Forward or Newco shall exercise any such right of set off, Forward or Newco shall provide to the Company and the Owner a statement describing in reasonable detail the obligations owing to Forward or Newco as to which it exercised such right of set off in good faith; provided, that the failure to give such notice shall not affect the validity of such set off and appropriate and application. The rights of Forward and Newco under this Section 5.10 are in addition to other rights and remedies (including other rights of set off) that Forward and/or Newco may have.

5.11         Guarantees. Forward and Newco covenant and agree to take all reasonable actions to release Owner from any guarantees of any Assumed Liabilities as soon as is practical following the Closing Date.

5.12         PPP Escrow. At or immediately following the Closing, Owner and the Company shall cause an amount equal to the outstanding balance of the PPP Loan be escrowed with North American Banking Company pursuant to an Escrow Agreement substantially in the form attached hereto as Exhibit C (the “Escrow Funds”). Owner and the Company, jointly and severally, agree to indemnify, defend and hold harmless Newco and/or Forward for any and all liabilities arising out of: (i) the Escrow Agreement with North American Banking Company; and/or (ii) the PPP Loan, including, without limitation, the Escrow Funds (the “PPP Loan Indemnification”). The Parties acknowledge and agree that the PPP Loan Indemnification obligations of Owner and Company set forth in this Section 5.12 shall not be subject to the limitations on indemnification set forth in Section 7.5 of this Agreement.

5.13        NABC Loan Obligations. Prior to the Closing, the Company and North American Banking Company (“NABC”) entered into two, separate bank loans, and such loans have an outstanding principal balance of One Hundred Seventy Thousand Five Hundred Fifty and No/100 Dollars ($170,550.00) as of the Closing (the “NABC Loans”). Immediately prior to, or at Closing, the NABC Loans will be consolidated into one loan, which consolidated loan shall be assumed by Newco. Upon forgiveness of the PPP Loan, the Parties acknowledge and agree that NABC shall retain an amount of any remaining Escrow Funds equal to the outstanding balance of the consolidated NABC Loans and shall hold such portion of the Escrow Funds as collateral security for the consolidated NABC Loans. In the event there is any excess after withholding an amount equal to the consolidated NABC Loans, such excess monies shall be paid to Company or Owner pursuant to the terms of the Escrow Agreement. The Parties acknowledge and agree that as the consolidated NABC Loans are paid down, if any, the corresponding payment amounts shall be released from the Escrow Funds to Company or Owner in accordance with the terms of the Escrow Agreement. To the extent the Escrow Funds are used to pay any portion of the consolidated NABC Loans, Newco and/or Forward shall reimburse the Company or Owner, as appropriate, for such funds.

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Article VI
conditions to closing

6.1          Conditions to Obligations of All Parties. The obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a)             This Agreement shall have been duly adopted by each of the Parties to this Agreement; and

(b)             No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

6.2          Conditions to Obligations of Forward and Newco. The obligations of Forward and Newco to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Forward or Newco’s waiver, at or prior to the Closing, of each of the following conditions:

(a)             The representations and warranties of the Company contained in this Agreement and the Ancillary Documents shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b)             The Company shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the Ancillary Documents to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements, covenant and conditions that are qualified by materiality, the Company shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

(c)              From the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect.

(d)             The Company and the Owner shall have delivered each of the closing deliverables set forth in Section 1.6(a).

(e)             The approvals, consents and waivers listed on Section 6.2(e) of the Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to Newco at or prior to Closing.

6.3           Conditions to Obligations of Owner and the Company.

(a)             The representations and warranties of Forward and Newco contained in this Agreement and the Ancillary Documents shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b)             Forward and Newco shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the Ancillary Documents to be performed or complied with by them prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, Forward and Newco shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

(c)             Newco shall have delivered, or caused to be delivered, each of the closing deliverables set forth in Section 1.6(b).

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(d)            The approvals, consents and waivers listed on Section 6.3(d) of the Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to Newco at or prior to Closing.

Article VII
INDEMNIFICATION

7.1           Indemnification Obligations of the Company and Owner. The Company and Owner will, jointly and severally, indemnify, defend and hold Forward and Newco, and each of their Affiliates and their respective Representatives (excluding Owner) (collectively, the “Forward Indemnitees”) harmless from and against all losses, liabilities, demands, claims, Actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, fines, penalties, damages, costs and expenses (including reasonable attorneys’, accountants’, investigators’, and experts’ fees and expenses) incurred in connection with the defense or investigation of any claim (“Damages”) sustained or incurred by any Forward Indemnitee arising from or related to:

(a)             any inaccuracy in or breach of any of the Company’s or the Owner’s representations and warranties in Article II or III, in each case without giving effect to any materiality or Material Adverse Effect qualifications therein for purposes of calculating Damages;

(b)            any breach by the Company or the Owner, or failure by the Company or the Owner to comply with, any of its covenants or obligations under this Agreement or any of the Ancillary Documents, as applicable;

(c)             without being limited by Section 7.1(a) or Section 7.1(b) and without regard to the fact that any item referred to in this Section 7.1(c) may be disclosed in the Disclosure Schedules or any documents included or referred to therein or otherwise known to Forward and Newco or any of their Affiliates as of the Closing, any Liability arising from or related to:

(i)           any unpaid Taxes imposed on the Company or any Purchased Assets arising from or related to any pre-Closing Tax period or portion thereof;

(ii)          any Excluded Liability including, but not limited to, the PPP Loan;

(iii)         any Action arising from or related to any event that occurred or fact, circumstance or condition that existed before the Closing with respect to the operation of the Company or the Business, and any corresponding settlements, judgments, assessments, consent decrees, awards and similar liabilities; or

(iv)         any Indebtedness incurred by the Company or the Owner.

7.2           Indemnification Obligations of Forward and Newco. After the Closing, Forward and Newco, jointly and severally, will indemnify the Owner and the Company (collectively, the “Seller Indemnitees”) from and against all Damages sustained or incurred by any Seller Indemnitee arising from or related to:

(a)             any inaccuracy in or breach of any of Forward’s and/or Newco’s representations and warranties in Article IV or in any of the Ancillary Documents, in each case without giving effect to any materiality or Material Adverse Effect qualifications therein for purposes of calculating Damages; or

(b)             any breach by Forward or Newco of, or failure by Forward or Newco to comply with, any of its covenants or obligations under this Agreement or any of the Ancillary Documents its obligations under this Article VII and any payments due under Section 1.8.

7.3           Survival of Representations and Warranties. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is five (5) years from the Closing Date; provided, that the representations and warranties contained in Section 2.1 (Organization), Section 2.2 (Power and Authority), Section 2.3 (No Conflicts; Consents), Section 2.16 (Taxes), Section 2.19 (Health Care Compliance), Section 2.26 (Brokers), Section 2.27 (Capitalization), Section 3.1 (Organization), Section 3.2 (Valid Authorization), Section 3.3 (Consents), Section 3.4 (No Conflicts), Section 3.6 (Brokers), Section 3.7 (Investor Representations), Section 4.1 (Organization), Section 4.2 (Power and Authority), Section 4.3 (No Conflicts; Consents) and Section 4.5 (Brokers) shall survive indefinitely. Each of the covenants and other agreements contained in this Agreement shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims under this Article VII asserted by notice from the indemnified Party to the indemnifying Party in strict compliance with the terms of this Article VII, prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved in accordance with this Article VII.

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7.4           Third-Party Claims. If a Third-Party notifies any Persons entitled to indemnification under this Article VII (as applicable, the “Indemnified Parties”) with respect to any matter (a “Third-Party Claim”) that may give rise to a claim by such Indemnified Parties for indemnification against any Persons from whom indemnification may be sought under this Article VII (as applicable, the “Indemnifying Parties”), respectively, under this Article VII, then the Indemnified Parties will promptly deliver written notice thereof to each Indemnifying Party; provided, however, that no delay in delivering such notice will relieve the Indemnifying Parties from any indemnification obligation under this Agreement unless, and then only to the extent that, the Indemnifying Parties are materially prejudiced.

(a)             The Indemnifying Parties will have the right to contest and defend against the Third-Party Claim at the Indemnifying Parties’ sole cost and expense and with legal counsel of their choice (reasonably acceptable to the Indemnified Parties); provided that (i) the Indemnifying Parties notify the Indemnified Parties, in writing within 15 calendar days after receiving notice of the Third-Party Claim from the Indemnified Parties, that the Indemnifying Parties will indemnify the Indemnified Parties from and against all Damages that the Indemnified Parties may suffer resulting from or related to the Third-Party Claim, (ii) the Indemnifying Parties provide the Indemnified Parties with evidence reasonably acceptable to the Indemnified Parties that the Indemnifying Parties will have the financial resources to defend against such Third-Party Claim and fulfill their indemnification obligations under this Agreement, (iii) the Third-Party Claim involves only money damages, does not seek an injunction or other equitable relief and is not likely to result in criminal proceedings, (iv) settlement of, or an adverse judgment with respect to, the Third-Party Claim is not, in the Indemnified Parties’ good faith judgment, likely to establish a precedential custom or practice adverse to any Indemnified Party or the Business, and (v) the Indemnifying Parties conduct the defense of the Third-Party Claim actively and diligently.

(b)            If the Indemnifying Parties elect to contest or defend against a Third-Party Claim in accordance with Section 7.4(a), then (i) the Indemnified Parties may, at their sole cost and expense, retain separate co-counsel of their choice and otherwise participate in such contest or defense of the Third-Party Claim, (ii) the Indemnified Parties will not consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the Indemnifying Parties’ prior written consent (not to be unreasonably withheld, conditioned or delayed), and (iii) the Indemnifying Parties will not consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the Indemnified Parties’ prior written consent (not to be unreasonably withheld, conditioned or delayed).

(c)              If any condition in Section 7.4(a) is or becomes unsatisfied, then (i) the Indemnified Parties may, in good faith and with the advice of legal counsel, contest, defend against, consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim in any manner that the Indemnified Parties reasonably deem appropriate (without prior consultation with or consent from any Indemnifying Party), (ii) the Indemnifying Parties will reimburse the Indemnified Parties promptly and periodically for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) of contesting, defending against and settling the Third-Party Claim, and (iii) the Indemnifying Parties will remain responsible for any Damages that the Indemnified Parties suffer resulting from or relating to the Third-Party Claim as provided in this Article VII.

7.5          Limitations. The Company and Owner will not be liable to the Forward Indemnified Parties for indemnification under this Agreement until the aggregate amount of all Damages in respect of indemnification under this Agreement exceeds Fifty Thousand and No/100 Dollars ($50,000.00) (the “Deductible”), in which case the Forward Indemnified Parties shall be entitled to indemnification for Damages from the first dollar (without regard to the limitation set forth in this Section 7.5). The aggregate amount of all Damages for which the Company and Owner will be liable to the Forward Indemnified Parties under this Agreement shall not exceed twenty percent (20%) of the Purchase Price; provided, however, that the Cap shall not apply to any claims arising due to fraud or other misconduct by the Company or Owner. In no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive or consequential damages except to the extent that punitive or consequential damages are awarded or paid pursuant to a Third-Party Claim. The right to indemnification, payment of Damages or other remedy based on representations, warranties, covenants and obligations set forth in this Agreement shall not apply to any breach, misrepresentation or inaccuracy actually known by the Indemnified Party on or prior to the Closing Date.

7.6           Payment of Indemnification Amounts. An Indemnifying Party will pay the indemnification amount claimed by the Indemnified Party to the Indemnified Party in immediately available funds promptly within 21 calendar days after the receipt of written notice of an indemnity claim, unless the Indemnifying Party disputes such claim in good faith. If the Indemnifying Party disputes the indemnity claim in good faith, the Indemnifying Party will pay the indemnification amount, as finally determined, to the Indemnified Party in immediately available funds promptly within 21 calendar days of the final determination of the indemnification amount. Any indemnification amount not timely paid when due will accrue interest at a rate of fifteen percent (15%) per annum, compounded monthly from the date of the original written notice for such indemnification claim to the date of payment. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any unpaid indemnification amount shall exceed the maximum lawful rate (the “Maximum Rate”), which may be contracted for, charged, taken, received or reserved, the rate of interest payable in respect thereof, shall be limited to the Maximum Rate.

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7.7           Reduction of Purchase Consideration. For accounting purposes, all indemnification payments made pursuant to this Article VII will be adjustments to the Purchase Price.

Article VIII
DEFINITIONS; ACCOUNTING PRINCIPLES

8.1           Defined Terms. For purposes of this Agreement, the following terms have the following meanings:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” means, with respect to a particular Person, (i) any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, and (ii) any of such Person’s spouse, siblings (by law or marriage), ancestors and descendants and (iii) any trust for the primary benefit of such Person or any of the foregoing. The term “control” means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities or equity interests, by contract or otherwise.

“Ancillary Documents” means the Bill of Sale, the Assignment and Assumption Agreement, Intellectual Property Assignments, Assignment and Assumption of Leases, the Employment Agreement, and the other agreements, instruments and documents required to be delivered at the Closing.

“Business Day” means a day that is not a Saturday, Sunday or legal holiday on which banks are authorized or required to be closed in New York, New York.

“Cash Equivalent” means all cash on hand in the Company’s bank and lock box accounts (including cash resulting from the clearance of checks deposited before the Closing Date, whether such clearance occurs before or after the Closing Date), minus the amount of all “cut” but uncashed checks outstanding as of 12:01 a.m. Eastern Standard time on the Closing date, and the amount of all marketable securities owned by the Company, in each case as of 12:01 a.m. Eastern Standard time on the Closing Date.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section 9601 et seq.

“Code” means the Internal Revenue Code of 1986, 26 U.S.C. § 1, et seq.

“Company Intellectual Property” means all Intellectual Property that is owned or purported to be owned by the Company, including, without limitation, all Intellectual Property that is owned or purported to be owned by the Company, and that is used in or necessary for the conduct of the Business as currently conducted.

“Company Intellectual Property Agreements” means all licenses, sublicenses, consent to use agreements, settlement, coexistence agreements, covenants not to sue, permissions and other Contracts (including any right to receive or obligation to pay royalties or any other consideration), whether written or oral, relating to Intellectual Property to which the Company is a party, beneficiary or otherwise bound.

“Company IP Registrations” means all Company Intellectual Property that is subject to any issuance registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including registered trademarks, domain names and registered copyrights, issued and reissued patents and pending applications for any of the foregoing.

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“Confidential Information” means, with respect to a particular Party, all confidential, proprietary and trade secret information (including all tangible and intangible embodiments thereof) that concerns such Party or any of its Affiliates or their respective businesses, including, the negotiation, existence and execution of this Agreement, the Ancillary Documents and the transactions contemplated herein, as well as the services, processes, or products offered by such Party and its Affiliates, the relationships among such Party and its Affiliates, or the research and development efforts and products of such efforts among such Party and its Affiliates, including lists of and information regarding current and prospective clients, customers, referral sources, vendors and suppliers of such Party and its Affiliates, personnel information (including the identity of former, current and prospective employees, independent contractors and other business associates of such Party and its Affiliates and the responsibilities, competence, abilities and compensation of such Persons), computer programs, unpatented inventions, discoveries or improvements, treatment techniques and results, marketing, manufacturing, or organizational research and development, contracts and contractual relations, licenses, accounting ledgers and financial statements, business plans, forecasts and projections, business methods, pricing and financial information, information concerning planned or pending acquisitions or divestitures, and information concerning purchases of real property or major equipment or other personal property, and any other information or data that such Party and its Affiliates treats as proprietary or designates as confidential information, whether or not owned or developed by such Party or any of its Affiliates; provided, however, that “Confidential Information” does not include any information that has been made generally available to the public (other than through a Party’s breach of this Agreement or by a Third-Party’s breach of a confidentiality covenant).

“Contract” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Data Protection Programs” means (a) all Laws, (b) all self-regulatory programs in which the Company has enrolled, and (c) all privacy policies, in each case relating to privacy, data protection and data security.

“Disclosure Schedules” means the Disclosure Schedules delivered by the Company, Forward and Newco concurrently with the execution and delivery of this Agreement.

“EBITDA” means the net income before interest, income taxes, depreciation, and amortization of the Company, determined in accordance with GAAP but applied and calculated in a manner consistent with the EBITDA calculation derived from the financial statements of the Company or Newco, as appropriate, for the most recent fiscal year end, or twelve (12) month period ending on the anniversary of the Closing Date, as applicable.

“Employee Benefit Plan” means any pension, retirement, savings, disability, medical, dental, health, life, death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, vacation pay, tuition reimbursement, severance pay, or other employee benefit plan, trust, agreement, contract, policy or commitment (including any pension plan, as defined in ERISA § 3(3)), whether any of the foregoing is funded, insured or self-funded, written or oral, (i) sponsored or maintained by the Company or any ERISA Affiliate and covering the Company’s or any ERISA Affiliate’s active or former employees (or their beneficiaries), (ii) to which the Company or any ERISA Affiliates are a party or are bound, or (iii) with respect to which the Company or any ERISA Affiliate has made any payments, contributions or commitments or may otherwise have any liability (whether or not such Employee Benefit Plan is still maintained).

“Encumbrance” means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or other restriction, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Environmental Claim” means any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from (a) the presence, Release of, or exposure to any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

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“Environmental Law” means all Laws and Orders that pertain to natural resources and the environment, public and worker health and safety and the identification, reporting, generation, manufacture, processing, distribution, use, treatment, storage, disposal, Release, transport and other handling of Hazardous Materials, including CERCLA.

“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized or made pursuant to Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001, et seq.

“ERISA Affiliate” means, with respect to a particular Person, any Affiliate of that Person, to the extent such Affiliate is described in Code § 414(b), (c), (m) or (o) and corresponding Treasury Regulations.

“FIRPTA Certificate” means a certificate of non-foreign status prepared in accordance with the requirements of Treasury Regulations 1.445-2(b)(2), certifying that the Company and Owner are not a foreign person for purposes of Section 1445 of the Code.

“GAAP” means the United States generally accepted accounting principles in effect from time to time.

“Governing Documents” means, with respect to a particular Person, (i) if a corporation, the articles or certificate of incorporation and bylaws, (ii) if a general partnership, the partnership agreement and any statement of partnership, (iii) if a limited partnership, the limited partnership agreement and certificate of limited partnership, (iv) if a limited liability company, the articles or certificate of organization or formation and any limited liability company or operating agreement, (v) if another type of Person, all other charter, trust and similar documents adopted or filed in connection with the creation, governance, management or operation of the Person, (vi) all equity holders’ agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements and other agreements and documents relating either to the creation, governance, management or operation of any Person or to the rights, duties and obligations of such Person’s equity holders, and (vii) all amendments or supplements to any of the foregoing.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulatory organization (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any Order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Materials” means (i) pollutants, contaminants, pesticides, petroleum or petroleum products, radioactive substances, solid wastes or hazardous or extremely hazardous, special, dangerous, or toxic wastes, substances, chemicals or materials within the meaning of any Environmental Law, including any “hazardous substance” as defined in CERCLA, and any “hazardous waste” as defined in RCRA, and (ii) even if not prohibited, limited or regulated by Environmental Laws, all pollutants, contaminants, hazardous, dangerous or toxic chemical materials, wastes or any other substances, including any industrial process or pollution control waste (whether or not hazardous within the meaning of RCRA) that could pose a hazard to the environment or the health and safety of any Person or impair the use or value of any portion of the Real Property or any other property.

“Indebtedness” means the consolidated principal amount of, and accrued interest and prepayment penalties or breakage fees with respect to, all indebtedness for borrowed money of the Company, including all outstanding amounts under (i) notes, bonds, debentures, mortgages and similar instruments, (ii) capitalized leases, (iii) obligations under conditional sale or other title retention agreements, (iv) deferred purchase price for property or services (including all “earn out” and similar obligations but excluding accounts payable incurred in the ordinary course of business), (v) guarantees of indebtedness of any other Person, (vi) obligations, contingent or otherwise, as an account party in respect of letters of credit and letters of guaranty, (vii) deferred compensation and other similar Liabilities or arrangements with Personnel that are outside the ordinary course of business, and (viii) obligations, contingent or otherwise, in respect of any accrued interest, success fees, prepayment penalties, interest rate SWAP breakage costs, make-whole premiums or penalties and other costs and expenses associated with the repayment of any of the foregoing.

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“Independent Accountant” means a nationally or regionally recognized certified public accounting firm mutually selected by the Company and Newco, which firm shall not have had a material relationship with any of the Parties or any of their Affiliates within three (3) years preceding the appointment and are otherwise independent; provided, however, that if the Company and Newco are unable to mutually agree on such Independent Accountant within five (5) Business Days, the Independent Accountant shall be CliftonLarsonAllen LLP.

“Intellectual Property” means (i) all inventions, developments, discoveries, know-how, concepts and ideas (whether or not patentable and whether or not reduced to practice), all improvements thereto and all patents, patent applications and patent disclosures, together with all re-issuances, continuations, continuations-in-part, divisions, revisions, extensions, reexaminations and counterparts thereof, and all industrial designs, industrial models and utility models, (ii) all trademarks, service marks, trade dress, logos, slogans, internet domain names, trade names, corporate names and all other indicia of origin, whether or not registered, together with all translations, adaptations, modifications, derivations and combinations thereof and including all goodwill associated therewith and all applications, registrations, renewals and extensions in connection therewith, (iii) all copyrightable works, including world wide web sites, all copyrights (whether or not registered) and all applications, registrations, renewals and extensions in connection therewith, together with all translations, adaptations, modifications, derivations, combinations and derivative works thereof, (iv) all trade secrets and confidential business information (including ideas, research and development, know-how, formulae, compositions, manufacturing and production processes and techniques, methods, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and marketing plans and proposals) and rights in any jurisdiction to limit the use or disclosure thereof by any Person, (v) all Software, (vi) all rights to internet web sites and internet domain names, (vii) all material advertising and promotional materials, (viii) telephone, telecopy and email addresses and listings, (ix) all other proprietary rights in intangible forms of property, and (x) all copies and tangible embodiments of the foregoing (in whatever form or medium).

“IRS” means the United States Internal Revenue Service.

“Knowledge” means: (i) with respect to the Company or Owner, the knowledge of the Owner and the officers of the Company after due inquiry; (ii) with respect to Forward, the knowledge of the officers and directors of Forward after due inquiry; and (iii) with respect to Newco, the actual knowledge of the officers and directors of Newco after due inquiry.

“Law” means any federal, state, local, municipal, foreign, international, multinational or other constitution, statute, law, rule, regulation, ordinance, code, principle of common law or treaty.

“Liability” means any obligation or liability (direct or indirect, matured or unmatured, absolute, accrued, contingent or otherwise), whether or not provided or reserved against on a balance sheet.

“Material Adverse Effect” means with respect to the Company, any event, change, circumstance or effect that has had or could reasonably be expected to have a material adverse effect on the Business, operations, assets, Liabilities, properties, results of operations or financial condition of the Company.

“Order” means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Authority or arbitrator.

“Permits” means all licenses, permits, registrations, accreditations, certifications, approvals and consents of the Company that are issued by, or subject to pending applications with, Governmental Authorities or quasi-governmental authorities and are used in or related to the Business.

“Person” means any natural individual, corporation, partnership, limited liability company, joint venture, association, bank, trust company, trust or other entity, whether or not legal entities, or any governmental entity, agency or political subdivision.

“PPP Loan” means that certain Promissory Note dated April 14, 2020 by and between Kablooe Design, Inc. and North American Banking Company, SBA Loan Number [_____].

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“RCRA” means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6902, et seq.

“Real Property” means the real property owned, leased or subleased by the Company, together with all buildings, structures and facilities located thereon.

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Representative” means, with respect to any Person, any and all directors, managers, officers, employees, consultants, financial advisors, counsel, accountants, and other agents of such Person.

“Restricted Business” means any business or other activity that competes, directly or indirectly, with the Business (or any portion thereof) and/or whose business is or includes the Business (or any portion thereof).

“Software” means all computer software (including source code, object code, executable code, data, databases and related documentation), together with all translations, adaptations, modifications, derivations, combinations and derivative works thereof.

“Tax” means any federal, state, local, foreign and other net income, gross income, gross receipts, sales, estimated, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property (including personal property), windfall profits, customs, duties or other tax, fee, assessment or charge, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

“Tax Return” means any return, declaration, report, statement and other document required to be filed in respect of any Tax.

“Territory” means anywhere in the entire world.

“Third-Party” or “Third-Parties” means any Person(s) other than the Parties.

“Transfer” means to sell, assign, pledge, gift, convey or otherwise dispose of the subject matter of the Transfer.

Article IX
GENERAL PROVISIONS

9.1             Notices. All notices and other communications required or permitted under this Agreement: (a) must be in writing, (b) will be duly given, (i) when delivered personally to the recipient or by email followed by overnight next Business Day delivery, (ii) one (1) Business Day after being sent to the recipient by nationally recognized overnight private carrier (charges prepaid), or (iii) four (4) Business Days after being mailed to the recipient by certified or registered mail (postage prepaid and return receipt requested), and (c) addressed as follows (as applicable):

If to the Company or the Owner:	With a copy (not constituting notice) to:
Kablooe Design, Inc. [_____________]	[_____________]

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If to Forward or Newco:	with a copy (not constituting notice) to:

Forward Industries, Inc. 700 Veterans Memorial Highway, Suite 100 Hauppauge, NY 11788 Attention: Anthony Camarda, CFO Email: acamarda@forwardindustries.com	Nason, Yeager, Gerson, Harris & Fumero, P.A. 3001 PGA Boulevard, Suite 305 Palm Beach Gardens, Florida 33410 Attn: Brian S. Bernstein, Esq. Email: BBernstein@nasonyeager.com or to such other respective address as each Party may designate by notice given in accordance with the provisions of this Section 9.1.

9.2            Fees and Expenses. Subject to Article VII, each Party will bear all fees and expenses (including financial advisors’, attorneys’, accountants’ and other professional fees and expenses) incurred by such Party in connection with, arising from or relating to the negotiation, execution, delivery and performance of the Ancillary Documents and consummation of the transactions contemplated in this Agreement.

9.3            Entire Agreement. This Agreement, together with the Ancillary Documents, constitutes the complete agreement and understanding among the Parties regarding the subject matter of this Agreement and supersedes any prior understandings, agreement or representations (including that certain indication of interest dated and accepted by Forward and the Company on May 14, 2020) regarding the subject matter of this Agreement.

9.4            Amendments. The Parties may amend this Agreement only pursuant to a written agreement executed by the Parties.

9.5            Non-Waiver. The Parties’ respective rights and remedies under this Agreement are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. No waiver will be effective unless it is in writing and signed by an authorized representative of the waiving Party. No waiver given will be applicable except in the specific instance for which it was given. No notice to or demand on a Party will constitute a waiver of any obligation of such Party or the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

9.6            Assignment. No Party may assign this Agreement or any rights under this Agreement, or delegate any duties under this Agreement, without the prior written consent of the other Parties. Notwithstanding the foregoing, Forward and/or Newco may assign this Agreement or any rights under this Agreement, or delegate any duties under this Agreement to an entity wholly owned by Forward or Newco without the written consent of any Party; provided, however, that Forward and/or Newco, as appropriate, shall remain liable for any obligations associated with this Agreement, any rights assigned or the duties delegated hereunder.

(a)             Notwithstanding anything herein to the contrary, the Company may, upon the written approval of Forward or Newco, which approval shall be promptly given unless the Dissolution (as hereinafter defined) will cause a material adverse effect on either Newco or Forward, wind up its business, dissolve and, in connection with such dissolution of the Company, distribute, assign and convey all of its rights and obligations hereunder to Owner (the “Dissolution”). For the avoidance of doubt, the termination of the Transition Services Agreement by Company will cause a material adverse effect on both Newco and Forward. In the event of the Dissolution of the Company, Owner acknowledges and agrees that Owner shall be personally responsible for any and all of the obligations of the Company under this Agreement. Prior to the Dissolution of the Company, the Company shall take reasonable steps to address any potential remaining liability under the PPP Loan as required by North American Banking Company including, but not limited to, escrowing funds with North American Banking Company.

9.7            Binding Effect; Benefit. This Agreement will inure to the benefit of and bind the Parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, may be construed to give any Person other than the Parties and their respective successors and permitted assigns any right, remedy, claim, obligation or liability arising from or related to this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties and their respective successors and permitted assigns.

9.8            Severability. If any court of competent jurisdiction holds any provision of this Agreement invalid or unenforceable, then the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

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9.9           References. The headings of Articles, Sections and Exhibits are provided for convenience only and will not affect the construction or interpretation of this Agreement. Unless otherwise provided, references to “Article(s)”, “Section(s)”, “Exhibit(s)” and “Schedules” refer to the corresponding article(s), section(s), exhibit(s) and schedule(s) of or to this Agreement. Unless otherwise provided, references to “Schedule(s)” refer to the corresponding Schedule(s) of the Disclosure Schedule. The Recitals, each Exhibit and the Disclosure Schedule are hereby incorporated into and made a part of this Agreement by reference. Reference to a statute refers to the statute, any amendments or successor legislation and all rules and regulations promulgated under or implementing the statute, as in effect at the relevant time. Reference to a contract, instrument or other document as of a given date means the contract, instrument or other document as amended, supplemented and modified from time to time through such date.

9.10         Construction. Each Party participated in the negotiation and drafting of this Agreement, assisted by such legal and tax counsel as it desired, and contributed to its revisions. Any ambiguities with respect to any provision of this Agreement will be construed fairly as to all Parties and not in favor of or against any Party. All pronouns and any variation thereof will be construed to refer to such gender and number as the identity of the subject may require. The terms “include” and “including” indicate examples of a predicate word or clause and not a limitation on that word or clause.

9.11         Governing Law. THIS AGREEMENT IS GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

9.12         Consent to Jurisdiction. Each Party hereby (a) agrees to the exclusive jurisdiction of any state or federal court within Suffolk County, New York with respect to any claim or cause of action arising under or relating to this Agreement, and (b) waives any objection based on forum non conveniens and waives any objection to venue of any such Action.

9.13         Waiver of Trial by Jury. EACH PARTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING IN CONNECTION WITH ANY MATTER RELATING TO THIS AGREEMENT.

9.14         Prevailing Party. If any Action is brought for a breach of this Agreement, the prevailing Party shall be entitled to recover its reasonable attorney’s fees and other costs incurred in bringing such Action, in addition to any other relief to which such Party may be entitled.

9.15         Counterparts. The Parties may execute this Agreement in multiple counterparts, each of which will constitute an original and all of which, when taken together, will constitute one and the same agreement. The Parties may deliver executed signature pages to this Agreement by facsimile or email transmission. No Party may raise as a defense to the formation or enforceability of this Agreement, and each Party forever waives any such defense, either (a) the use of a facsimile or email transmission to deliver a signature or (b) the fact that any signature was signed and subsequently transmitted by facsimile or email transmission.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

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The Parties sign this Asset Purchase Agreement under seal as of the date first above written.

Forward:	FORWARD INDUSTRIES, INC., a New York corporation By: /s/ Terry Wise Terry Wise, its CEO
NEWCO:	KABLOOE, INC., a New York corporation By: /s/ Anthony Camarda Anthony Camarda, its CFO
THE COMPANY:	KABLOOE DESIGN, INC., a Minnesota corporation By: /s/ Tom KraMer Tom KraMer, its President and CEO
THE OWNER:	/s/ Tom KraMer Tom KraMer, individually

SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

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